UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2020

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 351 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On April 30, 2020, Acer Therapeutics Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $15.0 million of the Company’s common stock, $0.0001 par value per share.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $15.0 million of the Company’s common stock. Such sales of common stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 36-month period commencing on the date that a registration statement covering the resale of shares of common stock that have been and may be issued under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the purchase agreement are satisfied (such date on which all of such conditions are satisfied, the “Commencement Date”).

Thereafter, under the Purchase Agreement, on any business day selected by the Company, the Company may direct Lincoln Park to purchase up to 50,000 shares of common stock on such business day so long as the closing sale price of the common stock is not below the floor price stated in the Purchase Agreement (each, a “Regular Purchase”), provided, however, that (i) the Regular Purchase may be increased to up to 75,000 shares, provided that the closing sale price of the common stock is not below $1.50 on the purchase date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement) and (ii) the Regular Purchase may be increased to up to 100,000 shares, provided that the closing sale price of the common stock is not below $2.00 on the purchase date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $1,000,000. The purchase price per share for each such Regular Purchase will be based on prevailing market prices of the Company’s common stock immediately preceding the time of sale as computed under the Purchase Agreement. In addition to Regular Purchases, the Company may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases if the closing sale price of the common stock exceeds certain threshold prices as set forth in the Purchase Agreement.

Under applicable rules of the Nasdaq Capital Market, in no event may the Company issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of the Company’s common stock outstanding immediately prior to the execution of the Purchase Agreement (which is 2,020,205 shares based on 10,101,034 shares outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of common stock to Lincoln Park under the Purchase Agreement equals or exceeds $2.135 (which represents the average closing price of the Company’s common stock for the five trading days ending April 29, 2020, the trading day immediately preceding the date the Purchase Agreement was executed) plus an incremental amount, such that issuances and sales of the common stock to Lincoln Park under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that the Company may not issue or sell any shares of its common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

Lincoln Park has no right to require the Company to sell any shares of common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to certain conditions. In all instances, the Company may not sell shares of its common stock to Lincoln Park under the purchase agreement if it would result in Lincoln Park beneficially owning more than 9.99% of its common stock. There are no upper limits on the price per share that Lincoln Park must pay for shares of common stock.

The Company has agreed with Lincoln Park that it will not enter into any “variable rate” transactions with any third party for a period defined in the Purchase Agreement. The Company issued 148,148 restricted shares of common stock as a commitment fee in connection with entering into the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. During any “event of default” under the Purchase Agreement, Lincoln Park does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by Lincoln Park, until such event of default is cured. In addition, in the event of bankruptcy proceedings by or against the Company, the purchase agreement will automatically terminate.

Actual sales of shares of common stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park will be used for working capital and general corporate purposes.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933). The securities are being sold by the Company under the Purchase Agreement in reliance upon an exemption from the registration requirements of the Act afforded by Section 4(a)(2) of the Act.

Item 8.01.Other Information.

On April 30 2020, the Company issued a press release entitled “Acer Therapeutics Announces Common Stock Purchase Agreement for up to $15 million with Lincoln Park Capital,” a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of April 30, 2020 by and between Acer Therapeutics Inc. and Lincoln Park Capital Fund, LLC.
10.2	Registration Rights Agreement, dated as of April 30, 2020 by and between Acer Therapeutics Inc. and Lincoln Park Capital Fund, LLC.
99.1	Press release issued by Acer Therapeutic Inc on April 30, 2020 entitled “Acer Therapeutics Announces Common Stock Purchase Agreement for up to $15 million with Lincoln Park Capital.”

This report contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this report regarding possible sales of common stock pursuant to the purchase agreement with Lincoln Park and the Company’s financing needs are forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including, without limitation, uncertainties related to the Company’s working capital, its ability to carry on its existing operations and to obtain needed financing. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. The Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures the Company makes in its filings with the Securities and Exchange Commission, including its Current Reports on Form 8-K, Quarterly Reports on Form 10‑Q and its Annual Report on Form 10-K. You may access these documents for no charge at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 30, 2020	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Operating Officer and Chief Financial Officer

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